UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2009 (March 30, 2009)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2009, the Registrant increased the size of the its board of directors to nine and appointed Nancy J. Hutson, Ph.D. to fill this new vacancy. Dr. Hutson, 59, retired from Pfizer, Inc. in 2006 after spending 25 years in various research and leadership positions, most recently serving as Senior Vice President, Pfizer Global Research and Development and Director of Pfizer’s pharmaceutical R&D site, known as Groton/New London Laboratories. Dr. Hutson’s career at Pfizer was marked by progressively demanding jobs, first in the research laboratories, then in strategic staff roles and as global leader of Exploratory Development. In her final role at Pfizer, Dr. Hutson led the Groton/New London Laboratory, which was the largest R&D site of any pharmaceutical company. She led 4,500 colleagues (primarily scientists) and managed a budget in excess of $1 billion. She currently is a director of Cubist Pharmaceuticals, Inc. and Inspire Pharmaceuticals, Inc. and serves on the board of Planned Parenthood of Connecticut.

Dr. Hutson’s compensation as a director will be pursuant to the Registrant’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is entitled to receive the following compensation (1) an annual retainer of $30,000, (2) stock-based awards valued at $135,000, consisting of $67,500 of restricted stock units and $67,500 of stock options to be awarded annually under the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan in March of each year and (3) a per-meeting fee of $2,250 for each board meeting attended.

In connection with her appointment, and in lieu of the 2009 annual grant of stock-based awards to directors, on March 30, 2009, Dr. Hutson was granted a stock-based award equal in value to $135,000 under the Registrant’s 2007 Stock Incentive Plan, 50% of which is restricted stock units and 50% of which is stock options. The restricted stock units vest ratably over a two-year period (50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date). The stock options vest ratably over a four-year period (25% on each of the first four years after the date of grant) and are exercisable for a period of ten years with an exercise price equal to the closing market price of the Registrant’s common stock on March 30, 2009.

There are no arrangements or understandings pursuant to which Dr. Hutson was selected as a director of the Registrant. Dr. Hutson does not have any relationship or related transaction with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated March 30, 2009, reporting the appointment of Nancy J. Hutson, Ph.D., to the Registrant’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/S/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: April 3, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated March 30, 2009, reporting the appointment of Nancy J. Hutson, Ph.D., to the Registrant’s Board of Directors